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                                                                   EXHIBIT 10.14

                         SUBSIDIARY SECURITY AGREEMENT


          SUBSIDIARY SECURITY AGREEMENT, dated as of December 10, 1996, made by BITUMA CORPORATION (the "Pledgor") in favor of CREDIT LYONNAIS NEW YORK BRANCH, as Agent (in such capacity, the "Agent") for the Issuing Bank (as defined below) and the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of December 10, 1996 (as the same may be amended, supplement or otherwise modified from time to time, the "Credit Agreement"), among the Gencor Industries, Inc. (the "Borrower"), the Lenders, Credit Lyonnais New York Branch as the Issuing Bank for the Letters of Credit (the "Issuing Bank" and, together with the Lenders, the "Banks"), and the Agent.

                                R E C I T A L S

          WHEREAS, the Lenders have severally agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit in favor of the Borrower and the Foreign Subsidiaries (as defined in the Credit Agreement), upon the terms and subject to the conditions set forth in the Credit Agreement;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make any Loans to the Borrower, and it is a condition precedent to the obligation of the Issuing Bank to issue any Letters of Credit to the Borrower or any of its Foreign Subsidiaries, that (i) each domestic subsidiary of the Borrower guarantee payment and performance of all of the Borrower's obligations and liabilities under the Credit Agreement and the other Loan Documents, (ii) each domestic subsidiary of the Borrower that directly or indirectly owns Capital Stock of one or more Foreign Subsidiaries guarantee payment and performance of the Foreign Subsidiary Obligations (as defined in the Credit Agreement) of each such Foreign Subsidiary and (iii) each Foreign Subsidiary agree to promptly reimburse the Issuing Bank for all amounts drawn under any Foreign Letter of Credit issued for the benefit of such Foreign Subsidiary;

          WHEREAS, in satisfaction of such conditions, (i) each domestic subsidiary of the Bor rower has entered into a Subsidiaries' Guarantee, dated as of the date of this Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Guarantee"), for the benefit of the Agent and the Banks, and (ii) each Foreign Subsidiary with respect to which a Foreign Letter of Credit is requested by the Borrower and such Foreign Subsidiary to be issued will be required to agree to reimburse the Issuing Bank for all amounts drawn under such Foreign Letter of Credit; and

          WHEREAS, it is a further condition precedent to the obligation of the Lenders to make any Loans to the Borrower, and it is a further condition precedent to the obligation of the Issuing Bank to issue any Letters of Credit to the Borrower or any of its Foreign Subsidiaries, that the Pledgor shall have executed and delivered this Agreement to the Agent, for the ratable benefit of the Banks, to secure payment and performance of all of the Pledgor's obligations and liabilities under the Guarantee.
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                               A G R E E M E N T

          NOW, THEREFORE, to induce (i) the Agent and the Banks to enter into the Credit Agreement, (ii) the Lenders to make Loans to the Pledgor, and (iii) the Issuing Bank to issue Letters of Credit to the Pledgor and its Foreign Subsidiaries, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Banks, as follows:

          1. Defined Terms.

          1.1 Definitions. (a) Unless otherwise defined in this Agreement, capitalized terms shall have the meanings given to them in the Credit Agreement.

                    (b)  The following terms shall have the following meanings:

          "Accounts": any and all right, title and interest of the Pledgor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned or performed, and whether now or hereafter acquired or arising in the future, including, without limitation, accounts receivable from the Subsidiaries and other Affiliates of the Pledgor.

          "Accounts Receivable": all right, title and interest of the Pledgor to the Accounts and all of its right, title and interest in any returned goods, together with all rights, titles, securities and guaranties with respect to the Accounts, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary.

          "Agreement": this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Bank Accounts": all right, title and interest of the Pledgor in and to all accounts of whatever nature maintained by the Pledgor with any bank or other financial institution.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2 of this Agreement.

          "Collateral Account": any collateral account established by the Agent in accordance with the provisions of this Agreement or the Credit Agreement.

          "Contracts": all rights of the Pledgor under the Purchase Agreement (as defined in the Credit Agreement) and all other contracts and agreements to which the Pledgor is a party or under which the Pledgor has any right, title or interest or to which the Pledgor or any property of the Pledgor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Pledgor to damages arising out of, or with respect to any breach or default in respect thereof, and (c) all rights of the Pledgor to exercise all remedies thereunder, in each case to the extent the grant by the Pledgor of a security interest pursuant to this Agreement in its rights under such contract or agreement is not prohibited without the consent of any other Person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from all such other Persons (it being understood that the Pledgor shall use its best efforts to secure such consents and that the Pledgor shall obtain the consent of all of its Affiliates that are

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necessary); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Pledgor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any contract or agreement (including, without limitation, the Purchase Agreement).

          "Copyright Agreement": the Pledgor Copyright Security Agreement, dated as of the date of this Agreement, made by the Pledgor in favor of the Lenders.

          "Copyright Collateral": the collective reference to (a) all of Copyrights filed with the Register of Copyrights in the Library of Congress and, to the extent applicable, any similar office or agency of any state, territory or possession of the United States or any similar office or agency of any other countries or used by the Pledgor in the United States, any state, territory or possession thereof or any other country (including, without limitation, the copyrights, copyright registrations and copyright applications listed on
Schedule 1 to the Copyright Agreement); (b) any renewals or extensions of any
----------
Copyright; (c) all income, royalties, damages and payments now and hereafter due or payable with respect to the Copyrights (including, without limitation, payments under all licenses entered into in connection with the Copyrights and damages and payments for past or future infringements of the Copy rights); (d) all right, title and interest in all physical materials embodying works with respect the Pledgor owns or holds rights in any Copyrights; (e) the right to sue for past, present and future infringements of the Copyrights; (f) all rights corresponding to the Copyrights throughout the world; (g) the goodwill of the Pledgor's business connected with and symbolized by the Copyrights; (h) any written agreement naming the Pledgor as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country; (i) any and all present and future agreements, whether written or oral (including, without limitation, assignments and consents), as any such agreements may from time to time be amended or supplemented, pursuant to which the Pledgor now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement; and (j) all products and Proceeds of the foregoing.

          "Copyrights": all copyrights, copyright registrations and copyright applications are owned by the Pledgor, or in which the Pledgor acquires any right or interest, at any time prior to the termination of this Agreement.

          "Documents": all Instruments, files, records, ledger sheets, and documents covering or relating to any of the Accounts, Equipment, General Intangibles, Inventory, Copyright Collateral, Patent Collateral, Trademark Collateral and proceeds.

          "Equipment": all equipment, furniture and furnishings, tools, accessories, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, including Fixtures, and all other tangible personal property whether or not similar to any of the foregoing items that are now or hereafter acquired by the Pledgor.

          "Fixtures": all items that would otherwise constitute items of Collateral, whether now owned or hereafter acquired, that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

          "General Intangibles": as defined in the Code; provided, however, that with respect to any general intangibles arising under any contract or agreement, the term "General Intangibles" shall include such general intangibles only if the grant by the Pledgor of a security interest pursuant to this Agreement in its rights under such contract or agreement is not prohibited without the consent of any other Person, or is permitted with consent and all necessary consents to such grant of a security interest have been obtained from all such other

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Persons (it being understood that the Pledgor shall use its best efforts to secure such consents and that the Pledgor shall obtain the consent of all of its Affiliates that are necessary); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Pledgor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any Contract.

          "Instrument": as defined in the Code.

          "Inventory": all right, title and interest of the Pledgor in and to goods intended for sale or lease by the Pledgor, or consumed in the Pledgor's business (including, without limitation, all operating parts and supplies), together with all raw materials, work-in-progress and finished goods, whether now owned or hereafter acquired or arising.

          "Obligations": all of the Pledgor's obligations and liabilities under the Guarantee; provided, however, that the maximum amount of the Obligations of the Pledgor secured under this Agreement shall in no event exceed the maximum amount that can be guaranteed by the Pledgor under applicable laws relating to the insolvency of debtors.

          "Patent Agreement": the Pledgor Patent Collateral Assignment, dated as of the date of this Agreement, made by the Pledgor in favor of the Agent for the Lenders.

          "Patent Collateral": the collective reference to (a) all of Patents (including, without limitation, the Patents set forth on Schedule 1 to the
                                                         ----------
Patent Agreement) and the invitations and improve ments described and claimed in such Patents; (b) all patentable inventions owned by the Pledgor at any time prior to the termination of this Agreement; (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any Patents or patentable inventions; (d) all income, royalties, damages and payments now and hereafter due or payable with respect to any Patents or patentable inventions (including, without limitation, payments under all licenses entered into in connection with any Patent or patentable invention and damages and payments for past or future infringements of any Patent or patentable invention); (e) the right to sue for past, present and future infringements of any Patent or patentable invention; (f) all rights corresponding to the Patents and patentable inventions throughout the world, and (g) all products and Proceeds of the foregoing.

          "Patents": all of the patents, patent registrations and patent applications are owned by the Pledgor, or in which the Pledgor acquires any right or interest, at any time prior to the termination of this Agreement.

          "Proceeds": any consideration received from the sale, exchange or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held on behalf of the Agent pursuant to subsection 5.3 of this Agreement.

          "Trademark Agreement": the Pledgor Trademark Security Agreement, dated as of the date of this Agreement, made by the Pledgor in favor of the Agent and the Lenders.

          "Trademark Collateral": the collective reference to (a) all of Trademarks filed with the U.S. Patent and Trademark Office and, to the extent applicable, any similar office or agency of any state, territory or possession of the United States or any similar office or agency of any other countries or used by the Pledgor in the United States, any state, territory or possession thereof or any other country (including, without limitation,

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all of the Trademarks listed on Schedule 1 to the Trademark Agreement); (b) all
                                ----------
renewals and extensions of the Trademarks; (c) all income, royalties, damages and payments now and hereafter due or payable with respect to the Trademarks (including, without limitation, payments under all licenses entered into in connection with the Trademarks and damages and payments for past or future infringements of the Trademarks); (d) the right to sue for past, present and future infringements of the Trademarks; (e) all rights corresponding to the Trademarks throughout the world; (f) the goodwill of Pledgor's business connected with and symbolized by the Trademarks; and (g) all products and Proceeds of the foregoing.

          "Trademarks" means all the trademarks, trademark registrations, tradenames and trademark applications that are owned by the Pledgor, or in which the Pledgor acquires any right or interest, at any time prior to the termination of this Agreement.

          1.2 Other Definitions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

                    (b) The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when and as due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by the Pledgor (collectively, the "Collateral"):

                    (a)  all Accounts Receivable;

                    (b)  all Contracts;

                    (c)  all Copyright Collateral;

                    (d)  all Documents;

                    (e)  all Equipment;

                    (f)  all General Intangibles;

                    (g)  all Instruments;

                    (h)  all Inventory;

                    (i)  all Patent Collateral;

                    (j)  all Trademark Collateral;

                    (k)  all Bank Accounts;

                    (l)  all books and records pertaining to the Collateral;

                    (m)  all Fixtures; and

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                    (n)  to the extent not otherwise included, all Proceeds and products of any and  all of the foregoing.

          3. Representations and Warranties. The Pledgor hereby represents and warrants that on the Closing Date and on each Borrowing Date:

          3.1 Title; No Other Liens. Except for the security interest granted to the Agent, for the ratable benefit of the Banks, pursuant to the Loan Documents and other Permitted Liens, the Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except for such agreements, statements and notices that have been filed (i) in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Agreement, and
(ii) to perfect Permitted Liens.

          3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and actions specified in Schedule 3.2 to this Agreement and any other actions required by
             ------------
Section 4.3 of this Agreement shall constitute valid and duly perfected security interests in the Collateral in favor of the Agent, for the ratable benefit of the Banks, and (b) are prior to all other Liens other than Permitted Liens.

          3.3 Inventory and Equipment. All of the Inventory and the Equipment are kept at the locations set forth on Schedule 3.3 to this Agreement, as
                                       ------------
amended pursuant to Section 4.4 of this Agreement.

          3.4 Chief Executive Office. The Pledgor's chief executive office and chief place of business are set forth on Schedule 3.4 to this Agreement, as
                                         ------------
amended pursuant to Section 4.4 of this Agreement.

          3.5 Account Records. The location or locations at which the Pledgor keeps its records concerning the Accounts are set forth on Schedule 5.4 of this
                                                           ------------
Agreement, as amended pursuant to Section 4.4 of this Agreement.

          4. Covenants. The Pledgor covenants and agrees with the Agent and the Banks that, from and after the Closing Date until this Agreement is terminated and the security interests created hereby are released:

          4.1 Maintenance Of Insurance. (a) The Pledgor shall maintain insurance policies in accordance with the requirements of the Credit Agreement.

                    (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, and (ii) name the Agent and the Banks as loss payees or additional insureds, as the case may be.

                    (c) The Pledgor shall deliver to the Agent and the Banks a report of a reputable insurance broker with respect to such insurance during the month of December in each calendar year commencing in 1997 and such supplemental reports with respect thereto as the Agent may from time to time reasonably request, all of which shall be in form and substance satisfactory to the Agent.

          4.2 Payment of Obligations. The Pledgor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with

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respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Pledgor and such proceedings do not involve any material risk of the sale, forfeiture or loss of any material part of the Collateral.

          4.3 Maintenance of Perfected Security Interest; Further Documentation.
(a) Except as otherwise permitted by the Credit Agreement, the Pledgor shall cause all filings and other actions listed in Schedule 3.2 to this
                                              ------------
Agreement to be taken on or prior to the Closing Date, after which the Agent, for the ratable benefit of the Banks, shall have a valid and duly perfected first priority security interest in all Collateral described in such filings. Upon the Pledgor's receipt of any interest in any Collateral after the Closing Date, the Pledgor shall promptly take all actions required to provide the Agent, for the ratable benefit of the Banks, with a valid and duly perfected first priority security interest in such Collateral. The Pledgor shall maintain the security interests created in favor of the Agent, for the datable benefit of the Banks, in the Collateral pursuant to this Agreement as valid and duly perfected first priority security interests subject only to Permitted Liens and shall defend such security interests against claims and demands of all Persons whomsoever.

                    (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving all of the benefits, rights and powers granted to the Agent and the Banks pursuant to this Agreement.

          4.4 Changes in Locations, Name, etc. The Pledgor shall not permit any of the changes described below to occur unless (x) at least 20 days prior to such change, the Agent shall have received written notice of such change and an updated copy of each schedule to this Agreement that is required to be updated as result of such change, and (y) all filings and notices have been made to maintain in favor of the Agent, for the ratable benefit of the Banks, a valid and duly perfected first priority security interest in the Collateral, subject to no Liens other than Permitted Liens:

                    (a) permit any of the Inventory or Equipment to be kept at a location other than those set forth in Schedule 3.3 to this Agreement, as
                                         ------------
amended;

                    (b) change the location of its chief executive office and chief place of business from those set forth on Schedule 3.4 to this Agreement,
                                                ------------
as amended;

                    (c) change the location of the place where it keeps its records concerning the Accounts from those set forth on Schedule 3.5 to this
                                                        ------------
Agreement, as amended; or

                    (d) change its name, identity or corporate structure to such an extent that any financing statement filed in favor of the Agent in connection with this Agreement would become inaccurate or misleading.

          4.5 Further Identification of Collateral. The Pledgor shall furnish to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all of which shall be in form and substance satisfactory to the Agent.

          4.6 Notices. The Pledgor shall advise the Agent and the Banks promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement of:

                    (a) any Lien (other than Permitted Liens) on any Collateral; and

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                    (b)  the occurrence of any other event that could reasonably be expected to have a material adverse effect on (i) the security interests created in favor of the Agent, for the ratable benefit of the Banks, in the Collateral pursuant to this Agreement or any other Loan Document, or (ii) the aggregate value of the Collateral.

          4.7 Indemnification. The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (a) with respect to, or resulting from, any delay by the Pledgor in paying, any and all excise, sales or other taxes that may be payable or determined to be payable by the Pledgor with respect to any of the Collateral, and (b) with respect to, or resulting from, any delay by the Pledgor in complying with any Requirement of Law applicable to any of the Collateral. The provisions of this Section 4.7 shall survive the termination of this Agreement.

          4.8 Use and Disposition of Collateral. The Pledgor shall not (i) make or permit to be made an assignment, pledge or hypothecation of the Collateral, and shall grant no other security interest in the Collateral (other than pursuant to the Loan Documents and except for any Permitted Liens), or (ii) make or permit to be made any transfer of the Collateral, and shall remain at all times in possession of the Collateral other than transfers to the Agent pursuant to the provisions of this Agreement; provided, however, that notwithstanding the foregoing, the Pledgor may use and dispose of the Collateral in any lawful manner not in violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document unless the Collateral Agent shall, after an Event of Default has occurred and during the continuance thereof, notify the Pledgor not to sell, convey, lease, assign, transfer or otherwise dispose of any Collateral.

          4.9 Securing Consents. The Pledgor shall use its best efforts to secure all consents from third parties that are necessary to grant to the Agent, for the ratable benefit of the Banks, a valid and duly perfected first priority security interest in all Contracts and General Intangibles; provided, however, that the Pledgor shall obtain all consents from the Affiliates that are necessary to grant to the Agent, for the ratable benefit of the Banks, a valid and duly perfected first priority security interest in all Contracts and General Intangibles.

          5. Provisions Relating to Accounts.

          5.1 Pledgor Remains Liable under Accounts. Notwithstanding anything in this Agreement to the contrary, the Pledgor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it under each Account, all in accordance with the terms of any contract or agreement giving rise to each such Account. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise to an Account) by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to such Account pursuant to this Agreement, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Account (or any agreement giving rise to an Account), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise to an Account), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

          5.2 Analysis of Accounts. The Agent shall have the right at any time to make test verifications of the Accounts in any manner and through any medium that it considers reasonably advisable, and the Pledgor shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications. At any time and from time to time upon the occurrence and during the continuance of an Event of Default, upon the Agent's reasonable request and at the expense of the Pledgor, the Pledgor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Upon the occurrence and during the continuance of an Event of Default, the Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's reasonable satisfaction the existence, amount and terms of any Accounts.

          5.3 Collections on Accounts. (a) The Agent hereby authorizes the Pledgor to collect the Accounts, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Pledgor during the continuance of such an Event of Default, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Pledgor in the exact form received, duly indorsed by the Pledgor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Agent, subject to withdrawal by the Agent as provided in subsection 9.3 of this Agreement, and (ii) until so turned over, shall be held by the Pledgor in trust for the Agent and the Banks, segregated from all other funds of the Pledgor.

                    (b) At the Agent's request after the occurrence and during the continuance of an Event of Default, the Pledgor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts (including, without limitation, all original orders, invoices and shipping receipt).

          5.4 Covenants. (a) At the request of the Agent at any time, the Pledgor shall represent to the Banks the amount owed, and all such representations by the Pledgor shall be true and correct in all material respects. Any account debtor with respect to any Account specified by the Agent or the aggregate amount owing by all or certain of the account debtors with respect to the Accounts specified by the Agent.

                    (b) Upon the occurrence and during the continuance of an Event of Default, without the prior written consent of the Agent, the Pledgor shall not grant any extension of the time of payment of any Account or compromise, compound or settle any Account Receivable the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.

          6. Provisions Relating to Contracts.

          6.1 Pledgor Remains Liable under Contracts. Notwithstanding anything in this Agreement to the contrary, the Pledgor shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it under such Contract, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Agent nor any Bank shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any such Bank of any payment relating to such Contract pursuant to this Agreement, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to that it may be entitled at any time or times.

          6.2 Communication With Contracting Parties. Upon the occurrence and during the continuance of an Event of Default, the Agent in its own name or in the name of others may communicate with parties to any or all of the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of such Contracts.

          7. Provisions Relating to Copyrights.

          7.1 Representations and Warranties. All of the representations and warranties made by the Pledgor with respect to the Copyright Collateral in the Copyright Agreement are true and correct in all material respects when made and on the Closing Date.

          8. Provisions Relating to Patents and Trademark and Patents.

          8.1 Representations and Warranties. All representations and warranties made by the Pledgor with respect to the Trademark Collateral in the Trademark Agreement are true and correct in all material respects when made.

                    (b) All representations and warranties made by the Pledgor with respect to the Patent Collateral in the Patent Agreement are true and correct in all material respects when made.

          9. Remedies.

          9.1 Notice to Account Debtors and Contract Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Pledgor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent, for the ratable benefit of the Banks, and that payments in respect of such Accounts shall be made directly to the Agent.

          9.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Banks specified in subsection 5.3 of this Agreement, if an Event of Default shall occur and be continuing, all Proceeds received by the Pledgor consisting of cash, checks and cash equivalents shall upon the Agent's request be held by the Pledgor in trust for the Agent and the Banks, segregated from other funds of the Pledgor, and shall, upon the Agent's request (it being understood that the exercise of remedies by the Agent or the Banks in connection with an Event of Default under subsection 10(f) of the Credit Agreement shall be deemed to constitute a request by the Agent for the purposes of this sentence) forthwith upon receipt by the Pledgor be turned over to the Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent and on terms and conditions satisfactory to the Agent. All Proceeds held by the Agent in a Collateral Account (or by the Pledgor in trust for the Agent and the Banks) shall, subject to subsection 9.3 of this Agreement, continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 9.3 of this Agreement.

          9.3 Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing and any Proceeds are being held in a Collateral Account or by the Pledgor in trust for the Agents pursuant to Section 5.3(a) or
9.2 of this Agreement, then unless otherwise instructed by the Required Lenders, such Proceeds shall be applied by the Agent to pay the Obligations that are then due and payable (whether at the stated maturity, by acceleration or otherwise).

                    (b) All amounts deposited into a Collateral Account by the Pledgor pursuant to Section 8.14 of the Credit Agreement shall be released to the Pledgor or applied by the Agent as provided in Section 8.14 of the Credit Agreement; provided, however, that if an Event of Default shall have occurred and be continuing, the Agent shall apply all such funds to the repayment of the Loans in accordance with Section 5.1(c) of the Credit Agreement.

                    (c) All funds in the Pledgor's possession or control that are required to be deposited into a Collateral Account shall be held by the Pledgor in trust for the Agent, for the ratable benefit of the Banks, segregated from other funds of the Pledgor until such funds are deposited into a Collateral Account.

          9.4 Code Remedies. If an Event of Default shall have occurred and be continuing, the Agent on behalf of the Banks may exercise, in addition to all other rights and remedies granted to the Agent and the Banks in this Agreement, any Loan Document and any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code (whether or not the Code applies to any part of the Collateral) and any other applicable laws. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of such demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales and (to the extent permitted by law) upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in the Pledgor, which right or equity is hereby (to the extent permitted by law) waived or released. The Pledgor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of the Collateral or reasonably relating to the Collateral or the rights of the Agent and the Banks under this Agreement (including, without limitation, attorneys' fees and disbursements) to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law (including, without limitation, Section 9-504(l)(c) of the Code) need the Agent account for the surplus, if any, to the Pledgor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          9.5 Waiver; Deficiency. The Pledgor waives and agrees not to assert any rights or privileges that it may acquire under Section 9-112 of the Code. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

          10. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Pledgor's Obligations.

          10.1 Powers. The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent (each, an "Attorney") with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Pledgor hereby gives each Attorney the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following upon the occurrence and during the continuance of an Event of Default:

                    (a) in the name of the Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                    (b) in the case of any Copyright Collateral, Patent Collateral or Trademarks Collateral, to execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the security interest of the Agent, for the ratable benefit of the Banks, in such Collateral; and the goodwill and general intangibles of the Pledgor relating thereto or represented thereby;

                    (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                    (d) to execute, in connection with any sale provided for in subsection 9.4 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral or any part thereof; and

                    (e) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Contract or other Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any part of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to protect, preserve, or realize upon the Collateral or any part thereof and to enforce any other right in respect of any part of the Collateral; (v) to defend any suit, action or proceeding brought against the Pledgor with respect to any part of the Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to assign. license or sublicense any Copyright Collateral, Patent Collateral or Trademark Collateral, (along with the goodwill of the business to which any such Collateral pertains) throughout the world for such term or terms on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any part of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things that the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral or any part thereof and the security interests of the Agent, for the ratable benefit of the Banks, and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

          10.2 Performance by an Attorney of Pledgor's Obligations. If the Pledgor fails to perform or comply with any of its agreements contained in this Agreement, at the option of the Agent, any Attorney may, but without any obligation, perform or comply, or otherwise cause performance or compliance, with such agreement.

          10.3 Pledgor's Reimbursement Obligation. The expenses of the Agent incurred in connection with any actions taken pursuant to this Section 10, together with interest thereon at a rate per annum equal to 3 1/2% above the Base Rate then in effect from the date payment is demanded by the Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Agent on demand.

          10.4 Ratification; Power Coupled With An Interest. The Pledgor hereby ratifies all actions taken by each Attorney pursuant to this Section 10. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          11. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. None of the Agent, any Bank or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Banks under this Agreement are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act under this Agreement, except for their own gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction).

          12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests granted to the Agent, for the ratable benefit of the Banks, pursuant to this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          13. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for in this Agreement or resulting or arising out of this Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting.

          14. Notices. All notices, requests and demands to or upon the Agent or the Pledgor to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided in this Agreement, shall be deemed to have been duly given or made when delivered by hand, five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows:

                    (a) if to the Agent, at its address or transmission number for notices provided in subsection 12.2 of the Credit Agreement; and

                    (b) if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

          The Agent and the Pledgor may change its address and transmission numbers for notices by providing notice in the manner provided in this Section 17.

          15. Termination and Release. (a) This Agreement and the security interests created in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Agreement shall terminate when all of the Obligations have been fully and indefeasibly paid and when the Banks have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding or unreimbursed, at which time the Agent shall execute and deliver to the Pledgor, or to such person or persons as the Pledgor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Pledgor at the Pledgor's expense that the Pledgor shall reasonably request to evidence the release of the Liens and the security interests created by this Agreement with respect to the Collateral.

                    (b) All Collateral used, sold, transferred or otherwise disposed of by the Pledgor in accordance with the terms of the Credit Agreement (including, without limitation, pursuant to a waiver or amendment of the terms of the Credit Agreement), shall be used, sold, transferred or otherwise disposed of free and clear of the Lien and the security interest created under this Agreement. In connection with any such sale, transfer or disposition of Collateral, (i) the Agent shall deliver to the Pledgor, or to such person or persons as the Pledgor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Pledgor at the Pledgor's expense that the Pledgor shall reasonably request to evidence the release of the Liens and security interests created under such Agreement with respect to such Collateral, and (ii) any representation, warranty or covenant contained in this Agreement relating to such Collateral shall no longer be deemed to be made with respect to such used, sold, transferred or otherwise disposed Collateral.

          16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17. Amendments in Writing, No Waiver; Cumulative Remedies.

          17.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.1 of the Credit Agreement and pursuant to a written instrument executed by the Pledgor and the Agent; provided, however, that the schedules to this Agreement shall be amended and updated by the Pledgor as and to the extent required by this Agreement.

          17.2 No Waiver by Course of Conduct. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to subsection 17.1 of this Agreement) or delay be deemed to have waived any right or remedy under this Agreement or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Bank would otherwise have on any future occasion.

          17.3 Remedies Cumulative. The rights and remedies provided to the Agent and the Banks in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          18. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction of this Agreement or be taken into consideration in the interpretation of this Agreement.

          19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgor, the Agent and the Banks and their successors and assigns; provided, however, that the Pledgor may not assign any of its rights, or delegate any of its duties or obligations, under this Agreement without the prior written consent of the Agent.

          20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          21. Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

                    (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect of this Agreement, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any of this Agreement;

                    (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy of this Agreement by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set below its signature to this Agreement or at such other address as the Pledgor shall have notified the Agent;

                    (d) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special exemplary, punitive or consequential damages.

          22. WAIVERS OF JURY TRIAL. THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                         BITUMA CORPORATION


                                         By: /s/ E.J. Elliott
                                            ------------------------
                                            Name: E.J. Elliott
                                            Title: President

                                         Address for Notices:

                                         730 Bluff Road
                                         Marquette, Iowa  52158

                                         Telecopy:  (319) 873-2026

Schedules:
---------


Schedule 3.2   Filings and Other Actions Required to Perfect Security Interests
Schedule 3.3   Inventory and Equipment
Schedule 3.4   Location of Chief Executive Office and Chief Place of Business
Schedule 3.5   Location of Account Records